Exhibit 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
Third Quarter 2019 Results
For the quarter ended September 30, 2019
(Compared to the quarter ended September 30, 2018)

- Consolidated Net Revenue of $3.25 Billion
- Net Income of $669 Million; GAAP Earnings per Diluted Share of $0.69; Adjusted Earnings per Diluted Share of $0.75
- Consolidated Adjusted Property EBITDA of $1.28 Billion
- In Macao, Adjusted Property EBITDA Was $755 Million
- At Marina Bay Sands in Singapore, Adjusted Property EBITDA was $435 Million
- Our Las Vegas Operating Properties Adjusted Property EBITDA was $93 Million
- The Company Paid Quarterly Dividends of $0.77 per Share
- The Company Repurchased $100 Million of Common Stock During the Quarter
- The Company’s Board of Directors Announced an $0.08 Increase in the Company’s Recurring Common Stock Dividend for the 2020 Calendar Year, its Eighth Consecutive Annual Increase, Raising the Annual Dividend to $3.16 per Share ($0.79 per Share per Quarter)

LAS VEGAS, NV, October 23, 2019 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended September 30, 2019.

Net revenue was $3.25 billion, a decrease of 3.6% from the prior year quarter. Operating income decreased 2.5% to $899 million. Net income decreased 4.3% to $669 million. Consolidated adjusted property EBITDA was $1.28 billion, consistent with the prior year quarter. On a hold-normalized basis, consolidated adjusted property EBITDA decreased 3.0% to $1.25 billion.

“We delivered solid financial results in the quarter, with Adjusted Property EBITDA reaching $1.28 billion,” said Sheldon G. Adelson, chairman and chief executive officer. “We remain enthusiastic about our future growth opportunities in Asia. Next year, we will introduce approximately two million square feet of luxurious suite accommodations on the Cotai Strip with the opening of the Grand Suites at Four Seasons Macao and The Londoner Tower Suites.  Additional tourism and entertainment amenities of The Londoner Macao will debut throughout 2020 and 2021.  Looking further ahead, the expansion of Marina Bay Sands in Singapore will expand our suite capacity by 40% and introduce a state-of-the-art entertainment arena, both of which should contribute to growth in the future.  We are also aggressively pursuing additional development opportunities in new markets, including in Japan.

“Finally, we remain deeply committed to maintaining our industry-leading financial strength while continuing to increase the return of capital to shareholders. I am pleased to announce the Las Vegas Sands Board of Directors has approved an increase in our annual dividend for the 2020 calendar year, our eighth consecutive annual increase, to $3.16 per share, or $0.79 per share per quarter.”

The company paid a recurring quarterly dividend of $0.77 per common share and continued its return of capital through share repurchases of $100 million during the quarter. The company announced its next quarterly dividend of $0.77 per common share will be paid on December 26, 2019, to Las Vegas Sands shareholders of record on December 17, 2019.

Net income attributable to Las Vegas Sands in the third quarter of 2019 decreased to $533 million, compared to $571 million in the third quarter of 2018, while diluted earnings per share decreased 5.5% to $0.69.

Adjusted net income attributable to Las Vegas Sands was $573 million, or $0.75 per diluted share, compared to $604 million, or $0.77 per diluted share, in the third quarter of 2018. Hold-normalized adjusted earnings per diluted share was $0.71.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 2.0%, compared to the third quarter of 2018, to $2.11 billion, while net income remained flat at $454 million.

Other Factors Affecting Earnings
We amended and restated our Singapore credit facility to provide financing for our expansion project at Marina Bay Sands. This resulted in a new delayed draw term facility, increased capacity on our existing available revolving facility and an extension of the maturity dates of the existing term loans. We also issued $3.5 billion in senior unsecured notes and repaid the outstanding borrowings under the U.S. credit facility. These transactions resulted in a loss on modification or early retirement of debt of $24 million during the third quarter of 2019.

Interest expense, net of amounts capitalized, was $137 million for the third quarter of 2019, compared to $126 million in the prior-year quarter. The increase resulted from our weighted average borrowing cost in the third quarter of 2019 increasing to 4.5%, compared to 4.2% during the third quarter of 2018.

Our effective income tax rate for the third quarter of 2019 was 10.9% compared to 10.6% in the prior-year quarter. The tax rate for the third quarter of 2019 is primarily driven by a 17% statutory tax rate on our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of September 30, 2019 were $3.82 billion.

As of September 30, 2019, total debt outstanding, excluding finance leases, was $11.93 billion.

Capital Expenditures
Capital expenditures during the third quarter totaled $303 million, including construction, development and maintenance activities of $183 million in Macao, $84 million in Las Vegas and $36 million at Marina Bay Sands.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, October 23, 2019 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for 50,000 team members worldwide, drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, fluctuations in currency exchange rates and interest rates, government regulation, tax law changes and the impact of U.S. tax reform, legalization of gaming, natural or man-made disasters, terrorist acts or war, outbreaks of infectious diseases, insurance, gaming promoters, risks relating to our gaming licenses and subconcession, infrastructure in Macao, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Contacts:

Investment Community:
Daniel Briggs
Daniel.Briggs@sands.com
(702) 414-1221

Media:
Ron Reese
Ron.Reese@sands.com
(702) 414-3607

Las Vegas Sands Corp.
Third Quarter 2019 Results
Non-GAAP Measures

Within the company’s third quarter 2019 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the Company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax and a nonrecurring non-cash adjustment due to U.S. tax reform enacted in 2017. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain on sale of Sands Bethlehem, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.15% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.0% to 3.3% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments were made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Casino	$2,321	$2,413	$7,343	$7,358
Rooms	439	435	1,318	1,298
Food and beverage	199	195	655	642
Mall	175	170	501	490
Convention, retail and other	116	159	413	466
Net revenues	3,250	3,372	10,230	10,254
Operating expenses:
Resort operations	1,970	2,093	6,239	6,257
Corporate	59	55	262	144
Pre-opening	9	2	23	5
Development	4	4	13	9
Depreciation and amortization	284	284	874	822
Amortization of leasehold interests in land	14	8	37	26
Loss on disposal or impairment of assets	11	4	18	114
	2,351	2,450	7,466	7,377
Operating income	899	922	2,764	2,877
Other income (expense):
Interest income	20	22	57	36
Interest expense, net of amounts capitalized	(137)	(126)	(421)	(308)
Other income (expense)	(7)	16	(8)	34
Gain on sale of Sands Bethlehem	—	—	556	—
Loss on modification or early retirement of debt	(24)	(52)	(24)	(55)
Income before income taxes	751	782	2,924	2,584
Income tax (expense) benefit	(82)	(83)	(403)	407
Net income	669	699	2,521	2,991
Net income attributable to noncontrolling interests	(136)	(128)	(452)	(408)
Net income attributable to Las Vegas Sands Corp.	$533	$571	$2,069	$2,583

Earnings per share:
Basic	$0.69	$0.73	$2.68	$3.28
Diluted	$0.69	$0.73	$2.68	$3.27

Weighted average shares outstanding:
Basic	769	786	772	788
Diluted	769	787	772	789

Dividends declared per common share	$0.77	$0.75	$2.31	$2.25

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Revenues
The Venetian Macao	$851	$857	$2,602	$2,555
Sands Cotai Central	487	537	1,547	1,595
The Parisian Macao	381	389	1,249	1,119
The Plaza Macao and Four Seasons Hotel Macao	196	167	631	544
Sands Macao	171	160	478	494
Ferry Operations and Other	26	42	86	123
Macao Operations	2,112	2,152	6,593	6,430

Marina Bay Sands	793	766	2,248	2,343
Las Vegas Operating Properties	406	379	1,343	1,258
Sands Bethlehem(1)	—	138	227	408
Intersegment Eliminations	(61)	(63)	(181)	(185)
	$3,250	$3,372	$10,230	$10,254

Adjusted Property EBITDA
The Venetian Macao	$342	$344	$1,039	$1,023
Sands Cotai Central	169	188	546	565
The Parisian Macao	120	122	422	352
The Plaza Macao and Four Seasons Hotel Macao	75	53	243	198
Sands Macao	52	41	135	140
Ferry Operations and Other	(3)	6	(7)	15
Macao Operations	755	754	2,378	2,293

Marina Bay Sands	435	419	1,204	1,328
Las Vegas Operating Properties	93	76	367	294
Sands Bethlehem(1)	—	33	52	92
	$1,283	$1,282	$4,001	$4,007

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	40.2%	40.1%	39.9%	40.0%
Sands Cotai Central	34.7%	35.0%	35.3%	35.4%
The Parisian Macao	31.5%	31.4%	33.8%	31.5%
The Plaza Macao and Four Seasons Hotel Macao	38.3%	31.7%	38.5%	36.4%
Sands Macao	30.4%	25.6%	28.2%	28.3%
Ferry Operations and Other	(11.5)%	14.3%	(8.1)%	12.2%
Macao Operations	35.7%	35.0%	36.1%	35.7%

Marina Bay Sands	54.9%	54.7%	53.6%	56.7%
Las Vegas Operating Properties	22.9%	20.1%	27.3%	23.4%
Sands Bethlehem(1)	N/A	23.9%	22.9%	22.5%

Total	39.5%	38.0%	39.1%	39.1%
____________________

(1)	The Company completed the sale of Sands Bethlehem on May 31, 2019. Results of operations include Sands Bethlehem through May 30, 2019.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$669	$699	$2,521	$2,991
Add (deduct):
Income tax expense (benefit)	82	83	403	(407)
Loss on modification or early retirement of debt	24	52	24	55
Gain on sale of Sands Bethlehem (1)	—	—	(556)	—
Other (income) expense	7	(16)	8	(34)
Interest expense, net of amounts capitalized	137	126	421	308
Interest income	(20)	(22)	(57)	(36)
Loss on disposal or impairment of assets	11	4	18	114
Amortization of leasehold interests in land	14	8	37	26
Depreciation and amortization	284	284	874	822
Development expense	4	4	13	9
Pre-opening expense	9	2	23	5
Stock-based compensation (2)	3	3	10	10
Corporate expense	59	55	262	144
Consolidated Adjusted Property EBITDA	$1,283	$1,282	$4,001	$4,007

Hold-normalized casino revenue (3)	(44)	5
Hold-normalized casino expense (3)	9	—
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,248	$1,287
____________________

(1)	The Company completed the sale of Sands Bethlehem on May 31, 2019.
(2)
During the three months ended September 30, 2019 and 2018, the company recorded stock-based compensation expense of $8 million and $7 million, respectively, of which $5 million and $4 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations. During the nine months ended September 30, 2019 and 2018, the company recorded stock-based compensation expense of $26 million and $23 million, respectively, of which $16 million and $13 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations.

(3)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended September 30, 2019

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$755	$—	$—	$755
Marina Bay Sands	435	(59)	11	387
Las Vegas Operating Properties	93	15	(2)	106
	$1,283	$(44)	$9	$1,248

	Three Months Ended September 30, 2018

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$754	$—	$—	$754
Marina Bay Sands	419	(20)	4	403
United States:
Las Vegas Operating Properties	76	25	(4)	97
Sands Bethlehem(3)	33	—	—	33
	$1,282	$5	$—	$1,287
____________________

(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.15%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.0% to 3.3%. The company revised the expected target and range for Marina Bay Sands due to the Rolling Chip win percentage experienced over the last several years. The prior year non-GAAP measurement for Marina Bay Sands has also been adjusted to reflect this change for comparison purposes.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.
(3)	The Company completed the sale of Sands Bethlehem on May 31, 2019.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to LVS	$533	$571	$2,069	$2,583

Nonrecurring legal settlement	—	—	96	—
Pre-opening expense	9	2	23	5
Development expense	4	4	13	9
Loss on disposal or impairment of assets	11	4	18	114
Other (income) expense	7	(16)	8	(34)
Gain on sale of Sands Bethlehem(1)	—	—	(556)	—
Loss on modification or early retirement of debt	24	52	24	55
Nonrecurring non-cash income tax benefit of U.S. tax reform (2)	—	—	—	(670)
Income tax impact on net income adjustments (3)	(6)	(1)	151	(7)
Noncontrolling interest impact on net income adjustments	(9)	(12)	(10)	(42)
Adjusted net income attributable to LVS	$573	$604	$1,836	$2,013

Hold-normalized casino revenue (4)	(44)	5
Hold-normalized casino expense (4)	9	—
Income tax impact on hold adjustments (3)	5	(2)
Noncontrolling interest impact on hold adjustments	—	—
Hold-normalized adjusted net income attributable to LVS	$543	$607

The following is a reconciliation of Diluted Earnings per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Per diluted share of common stock:
Net income attributable to LVS	$0.69	$0.73	$2.68	$3.27

Nonrecurring legal settlement	—	—	0.12	—
Pre-opening expense	0.01	—	0.03	0.01
Development expense	0.01	0.01	0.02	0.01
Loss on disposal or impairment of assets	0.02	0.01	0.02	0.14
Other (income) expense	0.01	(0.02)	0.01	(0.04)
Gain on sale of Sands Bethlehem	—	—	(0.72)	—
Loss on modification or early retirement of debt	0.03	0.06	0.03	0.07
Nonrecurring non-cash income tax benefit of U.S. tax reform	—	—	—	(0.85)
Income tax impact on net income adjustments	(0.01)	—	0.20	(0.01)
Noncontrolling interest impact on net income adjustments	(0.01)	(0.02)	(0.01)	(0.05)
Adjusted earnings per diluted share	$0.75	$0.77	$2.38	$2.55

Hold-normalized casino revenue	(0.06)	0.01
Hold-normalized casino expense	0.01	—
Income tax impact on hold adjustments	0.01	(0.01)
Noncontrolling interest impact on hold adjustments	—	—
Hold-normalized adjusted earnings per diluted share	$0.71	$0.77

Weighted average diluted shares outstanding	769	787	772	789
____________________

(1)	The Company completed the sale of Sands Bethlehem on May 31, 2019.
(2)
Adjustment reflects an initial technical interpretation of U.S. tax reform related to global intangible low-taxed income. The adjustment was reversed in Q4 2018 when the IRS issued corrective guidance.

(3)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(4)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$12,956	$14,975	$13,770	$15,205
Slot machine win per unit per day (2)	$287	$200	$287	$233
Average number of table games	646	598	649	597
Average number of slot machines	1,807	1,634	1,751	1,729

Sands Cotai Central:
Table games win per unit per day (1)	$10,942	$12,077	$12,106	$11,990
Slot machine win per unit per day (2)	$320	$252	$302	$286
Average number of table games	382	410	383	410
Average number of slot machines	1,525	1,726	1,614	1,809

The Parisian Macao:
Table games win per unit per day (1)	$12,324	$12,634	$13,807	$11,785
Slot machine win per unit per day (2)	$307	$336	$320	$264
Average number of table games	317	332	320	345
Average number of slot machines	1,426	1,334	1,343	1,354

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$17,552	$16,933	$20,040	$17,856
Slot machine win per unit per day (2)	$255	$491	$344	$523
Average number of table games	119	115	118	115
Average number of slot machines	267	177	253	194

Sands Macao:
Table games win per unit per day (1)	$9,560	$8,521	$8,454	$8,820
Slot machine win per unit per day (2)	$223	$241	$249	$243
Average number of table games	193	207	197	204
Average number of slot machines	1,013	899	942	918

Marina Bay Sands:
Table games win per unit per day (1)	$10,480	$9,184	$9,366	$9,951
Slot machine win per unit per day (2)	$719	$802	$768	$800
Average number of table games	564	605	585	574
Average number of slot machines	2,309	2,171	2,290	2,281

Las Vegas Operating Properties:
Table games win per unit per day (1)	$4,123	$3,489	$4,363	$3,352
Slot machine win per unit per day (2)	$356	$351	$345	$351
Average number of table games	211	232	224	232
Average number of slot machines	1,851	1,833	1,867	1,753

Sands Bethlehem:(3)
Table games win per unit per day (1)			$3,224	$3,138
Slot machine win per unit per day (2)			$259	$266
Average number of table games			189	182
Average number of slot machines			3,260	3,242
____________________

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(3)	The Company completed the sale of Sands Bethlehem on May 31, 2019. Results of operations include Sands Bethlehem through May 30, 2019.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	September 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$689	$689	$—	—
Rooms	58	58	—	—
Food and Beverage	17	21	(4)	(19.0)%
Mall	65	60	5	8.3%
Convention, Retail and Other	22	29	(7)	(24.1)%
Net Revenues	$851	$857	$(6)	(0.7)%

Adjusted Property EBITDA	$342	$344	$(2)	(0.6)%
EBITDA Margin %	40.2%	40.1%		0.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,894	$7,425	$(1,531)	(20.6)%
Rolling Chip Win %(1)	2.70%	3.75%		(1.05	)pts

Non-Rolling Chip Drop	$2,340	$2,175	$165	7.6%
Non-Rolling Chip Win %	26.1%	25.1%		1.0	pts

Slot Handle	$996	$807	$189	23.4%
Slot Hold %	4.8%	3.7%		1.1	pts

Hotel Statistics

Occupancy %	95.7%	95.7%		—
Average Daily Rate (ADR)	$233	$229	$4	1.7%
Revenue per Available Room (RevPAR)	$223	$219	$4	1.8%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	September 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$359	$400	$(41)	(10.3)%
Rooms	81	85	(4)	(4.7)%
Food and Beverage	24	25	(1)	(4.0)%
Mall	19	19	—	—
Convention, Retail and Other	4	8	(4)	(50.0)%
Net Revenues	$487	$537	$(50)	(9.3)%

Adjusted Property EBITDA	$169	$188	$(19)	(10.1)%
EBITDA Margin %	34.7%	35.0%		(0.3	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,107	$2,564	$(1,457)	(56.8)%
Rolling Chip Win %(1)	2.36%	3.95%		(1.59	)pts

Non-Rolling Chip Drop	$1,609	$1,650	$(41)	(2.5)%
Non-Rolling Chip Win %	22.3%	21.5%		0.8	pts

Slot Handle	$1,015	$1,134	$(119)	(10.5)%
Slot Hold %	4.4%	3.5%		0.9	pts

Hotel Statistics

Occupancy %	96.9%	96.1%		0.8	pts
Average Daily Rate (ADR)	$163	$159	$4	2.5%
Revenue per Available Room (RevPAR)	$158	$153	$5	3.3%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	September 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$312	$321	$(9)	(2.8)%
Rooms	33	30	3	10.0%
Food and Beverage	18	17	1	5.9%
Mall	13	13	—	—
Convention, Retail and Other	5	8	(3)	(37.5)%
Net Revenues	$381	$389	$(8)	(2.1)%

Adjusted Property EBITDA	$120	$122	$(2)	(1.6)%
EBITDA Margin %	31.5%	31.4%		0.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,877	$5,155	$(1,278)	(24.8)%
Rolling Chip Win %(1)	2.60%	3.10%		(0.50	)pts

Non-Rolling Chip Drop	$1,122	$1,046	$76	7.3%
Non-Rolling Chip Win %	23.0%	21.6%		1.4	pts

Slot Handle	$1,010	$1,386	$(376)	(27.1)%
Slot Hold %	4.0%	3.0%		1.0	pts

Hotel Statistics

Occupancy %	96.9%	97.7%		(0.8	)pts
Average Daily Rate (ADR)	$163	$158	$5	3.2%
Revenue per Available Room (RevPAR)	$158	$154	$4	2.6%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	September 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$146	$116	$30	25.9%
Rooms	10	10	—	—
Food and Beverage	7	6	1	16.7%
Mall	32	33	(1)	(3.0)%
Convention, Retail and Other	1	2	(1)	(50.0)%
Net Revenues	$196	$167	$29	17.4%

Adjusted Property EBITDA	$75	$53	$22	41.5%
EBITDA Margin %	38.3%	31.7%		6.6	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,612	$4,031	$(1,419)	(35.2)%
Rolling Chip Win %(1)	4.21%	2.44%		1.77	pts

Non-Rolling Chip Drop	$353	$286	$67	23.4%
Non-Rolling Chip Win %	23.4%	28.4%		(5.0	)pts

Slot Handle	$113	$141	$(28)	(19.9)%
Slot Hold %	5.6%	5.7%		(0.1	)pts

Hotel Statistics

Occupancy %	92.6%	89.0%		3.6	pts
Average Daily Rate (ADR)	$327	$315	$12	3.8%
Revenue per Available Room (RevPAR)	$303	$280	$23	8.2%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	September 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$159	$146	$13	8.9%
Rooms	4	4	—	—
Food and Beverage	6	6	—	—
Mall	—	1	(1)	(100.0)%
Convention, Retail and Other	2	3	(1)	(33.3)%
Net Revenues	$171	$160	$11	6.9%

Adjusted Property EBITDA	$52	$41	$11	26.8%
EBITDA Margin %	30.4%	25.6%		4.8	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,094	$1,799	$(705)	(39.2)%
Rolling Chip Win %(1)	3.89%	2.72%		1.17	pts

Non-Rolling Chip Drop	$660	$619	$41	6.6%
Non-Rolling Chip Win %	19.3%	18.3%		1.0	pts

Slot Handle	$658	$646	$12	1.9%
Slot Hold %	3.2%	3.1%		0.1	pts

Hotel Statistics

Occupancy %	99.8%	97.5%		2.3	pts
Average Daily Rate (ADR)	$174	$155	$19	12.3%
Revenue per Available Room (RevPAR)	$173	$151	$22	14.6%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	September 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$553	$532	$21	3.9%
Rooms	109	106	3	2.8%
Food and Beverage	61	53	8	15.1%
Mall	46	44	2	4.5%
Convention, Retail and Other	24	31	(7)	(22.6)%
Net Revenues	$793	$766	$27	3.5%

Adjusted Property EBITDA	$435	$419	$16	3.8%
EBITDA Margin %	54.9%	54.7%		0.2	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,265	$7,093	$172	2.4%
Rolling Chip Win %(1)	3.98%	3.43%		0.55	pts

Non-Rolling Chip Drop	$1,420	$1,358	$62	4.6%
Non-Rolling Chip Win %	18.0%	19.7%		(1.7	)pts

Slot Handle	$3,490	$3,624	$(134)	(3.7)%
Slot Hold %	4.4%	4.4%		—

Hotel Statistics

Occupancy %	97.7%	97.5%		0.2	pts
Average Daily Rate (ADR)	$475	$466	$9	1.9%
Revenue per Available Room (RevPAR)	$465	$455	$10	2.2%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	September 30,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$103	$88	$15	17.0%
Rooms	144	138	6	4.3%
Food and Beverage	66	60	6	10.0%
Convention, Retail and Other	93	93	—	—
Net Revenues	$406	$379	$27	7.1%

Adjusted Property EBITDA	$93	$76	$17	22.4%
EBITDA Margin %	22.9%	20.1%		2.8	pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$473	$507	$(34)	(6.7)%
Table Games Win %(1)	16.9%	14.7%		2.2	pts

Slot Handle	$739	$692	$47	6.8%
Slot Hold %	8.2%	8.6%		(0.4	)pts

Hotel Statistics

Occupancy %	94.6%	94.4%		0.2	pts
Average Daily Rate (ADR)	$237	$225	$12	5.3%
Revenue per Available Room (RevPAR)	$224	$213	$11	5.2%
____________________

(1)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended September 30, 2019					TTM September 30, 2019
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$65	$59	90.8%	812,953	91.4%	$1,708

Shoppes at Four Seasons
Luxury Retail	21	20	95.2%	125,566	100.0%	6,652
Other Stores	11	10	90.9%	115,797	84.9%	2,687
Total	32	30	93.8%	241,363	92.8%	5,078

Shoppes at Cotai Central(3)	19	17	89.5%	524,365	91.3%	966

Shoppes at Parisian	13	10	76.9%	295,915	89.6%	688

Total Cotai Strip in Macao	129	116	89.9%	1,874,596	91.3%	1,806

The Shoppes at Marina Bay Sands	46	40	87.0%	593,735	96.7%	2,028

Total	$175	$156	89.1%	2,468,331	92.6%	$1,859
____________________

Note:	This table excludes the results of our mall operations at Sands Macao and Sands Bethlehem.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao.